Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form F-3 No. 33-27604) of AEGON N.V.,

2)	Registration Statement (Form F-3 No. 033-80246) of AEGON N.V.,

3)	Registration Statement (Form F-3 No. 333-11458) of AEGON N.V.,

4)	Registration Statement (Form F-3 No. 333-71438) of AEGON N.V.,

5)	Registration Statement (Form F-3 No. 333-105463) of AEGON N.V.,

6)	Registration Statement (Form F-3 No. 333-106497) of AEGON N.V.,

7)	Registration Statement (Form S-8 No. 33-89814) pertaining to AEGON USA, Inc Profit Sharing Plan,

8)	Registration Statement (Form S-8 No. 333-07040) pertaining to 1997 Stock Ownership Plan for Providian Employees,

9)	Registration Statement (Form S-8 No. 333-08500) pertaining to Stock Ownership Plan for Key Employees of Commonwealth General Corp.,

10)	Registration Statement (Form S-8 No. 333-123986) pertaining to AEGON USA Investment Management, LLC 2002 Long-Term Incentive Plan,

11)	Registration Statement (Form S-8 No. 333-129661) pertaining to AEGON USA, Inc. 2002 Long-Term Incentive Compensation Plan, and

12)	Registration Statement (Form S-8 No. 333-129662) pertaining to AEGON USA Companies Management Stock Option Plan — 2005;

of our report dated March 30, 2006 with respect to the consolidated financial statements and schedules of AEGON N.V. included in this Annual Report (Form 20-F) for the year ended December 31, 2005.

Date: March 30, 2006

/s/ Ernst & Young Accountants
The Hague, The Netherlands

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